EXHIBIT R
Dismissal with Prejudice
Model Dismissals with prejudice per Paragraph 11.5

Pursuant to Paragraph 11.5 of the Settlement Agreement, each Releasing Party shall execute a stipulation of dismissal with prejudice of all Released Claims (the “Dismissal”) in the form provided by this Exhibit R within fourteen (14) calendar days after the Effective Date.

This Exhibit R provides two model Dismissals:

    Exhibit R.1 is a full Dismissal of all Claims brought in the Litigation by the Releasing Party against any Released Party.

    Exhibit R.2 is a limited Dismissal of Claims brought in the Litigation by the Releasing Party against any Released Party, which may be used only upon written agreement among the Releasing Party, Class Counsel, and 3M’s Counsel, or by leave of court, pursuant to Section 11.5.1 of the Agreement.

Exhibits R.1 and R.2 are styled as stipulated Dismissals. However, under either circumstance set forth in this paragraph, a Dismissal may be differently styled and still satisfy the requirements set forth in Paragraph 11.5. First, if a voluntary Dismissal by the Releasing Party will properly effectuate the required Dismissal with prejudice, the Releasing Party and the Released Parties may agree that the Releasing Party will file a voluntary Dismissal and, if so, shall agree to such changes to the appropriate model Dismissal as are reasonably necessary for it to be so filed. Second, if an applicable rule of procedure or other applicable law requires either that the Dismissal be styled as something other than a stipulated Dismissal or that parties in addition to the Releasing Party and the Released Parties would need to join the stipulation, for the stipulation to become effective, the Releasing Party and the Released Parties shall make such changes to the appropriate model Dismissal as are reasonably necessary to conform to the applicable rule(s) or law(s) (e.g., by restyling the model Dismissal as an agreed motion to dismiss). For the avoidance of doubt, any Dismissal must be a Dismissal with prejudice of all Claims required to be dismissed by the Settlement Agreement, including by Paragraph 11.5, and must be filed with the appropriate court(s) within the later of fourteen (14) calendar days after the Effective Date or seven (7) calendar days after the Court’s ruling on any motion for leave to file a limited dismissal.

EXHIBIT R.1
Full Dismissal with Prejudice

[INSERT COURT]

[Insert Case Caption]	[Insert Case Number]

STIPULATION OF DISMISSAL PURSUANT TO [insert applicable rule(s) of procedure]
Pursuant to [insert applicable rule(s) of procedure], Plaintiff in the above-captioned action and Defendant 3M Company (“3M”) hereby stipulate and agree to a dismissal with prejudice of all Plaintiff’s Claims against 3M and any other Released Parties1 in this action pursuant to Plaintiff’s decision to participate in the Settlement Agreement Between Public Water Systems and 3M Company dated ______ ___, 2023 (the “Settlement Agreement”), which received final approval on ________ __, 2023, from the Court overseeing In Re: Aqueous Film-Forming Foams Products Liability Litigation, MDL No. 2:18-mn-2873 (D.S.C.). The Released Parties in this action are 3M and the following defendants: [insert other Released Parties in above-captioned action].
Each party shall bear its own costs.
Dated: _______ __, 2023    Respectfully submitted,

/s/	/s/
[Plaintiff Counsel Signature Block] Counsel for Plaintiff	[3M Counsel Signature Block] Counsel for 3M

CERTIFICATE OF SERVICE
    [Insert certificate of service, if appropriate.]

EXHIBIT R.2
Limited Dismissal with Prejudice

[INSERT COURT]

[Insert Case Caption]	[Insert Case Number]

STIPULATION OF DISMISSAL PURSUANT TO [insert applicable rule(s) of procedure]
Pursuant to [insert applicable rule(s) of procedure], Plaintiff in the above-captioned action and Defendant 3M Company (“3M”) hereby stipulate and agree to a dismissal with prejudice of
1 Unless otherwise indicated, all capitalized terms in this motion have the meaning given to them in the Settlement Agreement.

certain of Plaintiff’s Claims against 3M and any other Released Parties2 in this action pursuant to Plaintiff’s decision to participate in the Settlement Agreement Between Public Water Systems and 3M Company dated ______ ___, 2023 (the “Settlement Agreement”), which received final approval on ________ __, 2023, from the Court overseeing In Re: Aqueous Film-Forming Foams Products Liability Litigation, MDL No. 2:18-mn-2873 (D.S.C.). The Released Parties in this action are 3M and the following defendants: [insert other Released Parties in above-captioned action].
The certain Claims or portions thereof that are not dismissed pursuant to this stipulation are the following:
    [insert non-dismissed Claims or portions of Claims listed as to the Plaintiff (or its affiliated entity) as agreed among the Releasing Party, Class Counsel, and 3M’s Counsel, or as ordered by the court upon Releasing Party’s motion for leave, consistent with Paragraph 11.5.1 of the Settlement Agreement]
The Claims or portions of Claims specified above are not dismissed in this action as to the Released Parties. The parties stipulate and agree to a dismissal with prejudice of all other Claims and portions of Claims that Plaintiff has brought against any and all Released Parties.
Each party shall bear its own costs.
Dated: _______ __, 2023    Respectfully submitted,

/s/	/s/
[Plaintiff Counsel Signature Block] Counsel for Plaintiff	[3M Counsel Signature Block] Counsel for 3M

CERTIFICATE OF SERVICE
2 Unless otherwise indicated, all capitalized terms in this stipulation have the meaning given to them in the Settlement Agreement.

    [Insert certificate of service, if appropriate.]